Exhibit 10(bb)





                                December 12, 2002


Mr. Michael D. Mangan
The Black & Decker Corporation
701 East Joppa Road Towson,
Maryland 21286

Dear Mike:

         The Black & Decker Corporation (the "Corporation") considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel. In this connection, the Board of Directors of the Corporation (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a change in control of the Corporation may exist and that such possibility, and the uncertainty and questions that it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Corporation and its stockholders.

         The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Corporation's management, including yourself, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Corporation, although no such change is now contemplated.

         In order to induce you to remain in the employ of the Corporation, the Corporation agrees that you shall receive the severance benefits set forth in this letter agreement (the "Agreement") in the event your employment with the Corporation is terminated subsequent to a "change in control of the Corporation" (as defined in Section 2 hereof) under the circumstances described below.

         1. Term of Agreement. This Agreement shall commence on the date hereof and shall continue in effect through December 31, 2007; provided, however, that if a change in control of the Corporation shall have occurred prior to December 31, 2007, this Agreement shall continue in effect for a period of 36 months beyond the month in which the change in control of the Corporation occurred, at which time this Agreement shall terminate. Notwithstanding the foregoing, and provided no change in control of the Corporation shall have occurred, this Agreement shall automatically terminate upon the earlier to occur of (i) your termination of employment with the Corporation, or (ii) the Corporation's giving you notice of termination, regardless of the effective date of such termination.

         2. Change in Control. No benefits shall be payable hereunder unless there shall have been a change in control of the Corporation, as set forth below. For purposes of this Agreement, a "change in control of the Corporation" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Corporation is in fact required to comply therewith, provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries or a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities; (B) during any period of two consecutive years, individuals who at the beginning of that period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clauses (A) or (D) of this Section) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; (C) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a change in control of the Corporation; or (D) the stockholders of the Corporation approve a merger, share exchange or consolidation of the Corporation with any other corporation or entity, other than a merger, share exchange or consolidation that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of the Corporation or the surviving entity outstanding immediately after the merger, share exchange or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets.

         3. Termination Following Change in Control of the Corporation. If any of the events described in Section 2 hereof constituting a change in control of the Corporation shall have occurred, you shall be entitled to the benefits provided in Subsection 4(iii) hereof upon the subsequent termination of your employment during the term of this Agreement unless the termination is (A) because of your death or Disability, (B) by the Corporation for Cause, or (C) by you other than for Good Reason.

               (i) Disability. If, as a result of your incapacity due to physical or mental illness, you shall have been absent from the full-time performance of your duties with the Corporation for six consecutive months, and within 30 days after written notice of termination is given you shall not have returned to the full-time performance of your duties, your employment may be terminated for "Disability."

               (ii) Cause. Termination by the Corporation of your employment for "Cause" shall mean termination upon (A) the willful and continued failure by you to substantially perform your duties with the Corporation, other than any such failure resulting from your incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance by you of a Notice of Termination (as defined in Subsection 3(iv) hereof) for Good Reason (as defined in Subsection 3(iii) hereof), after a written demand for substantial performance is delivered to you by the Board, which demand specifically identifies the manner in which the Board believes that you have not substantially performed your duties, or (B) the willful engaging by you in conduct that is demonstrably and materially injurious to the Corporation, monetarily or otherwise. For purposes of this Subsection, no act or failure to act on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Corporation. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of conduct set forth above in clauses (A) or (B) of the first sentence of this Subsection and specifying the particulars thereof in detail.

               (iii) Good Reason. You shall be entitled to terminate your employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without your express written consent, the occurrence after a change in control of the Corporation of any of the following circumstances unless, in the case of paragraphs (A), (E), (F), (G) or (H), the circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination, as those terms are defined in Subsections 3(v) and 3(iv) hereof, respectively, given in respect thereof:

                    (A) the assignment to you of any duties inconsistent with your current status as an executive of the Corporation or a substantial adverse alteration in the nature or status of your responsibilities from those in effect immediately prior to the change in control of the Corporation;

                    (B) a reduction by the Corporation in your annual base salary as in effect on the date hereof or as the same may be increased from time to time, except for across-the-board salary reductions similarly affecting all senior executives of the Corporation and all senior executives of any person in control of the Corporation;

                    (C) your relocation to a location not within 25 miles of your office or job location immediately prior to the change in control of the Corporation, except for required travel on the Corporation's business to an extent substantially consistent with your present business travel obligations;

                    (D) the failure by the Corporation, without your consent, to pay to you any portion of your current compensation, or to pay to you any portion of an installment of deferred compensation under any deferred compensation program of the Corporation, within seven days of the date such compensation is due;

                    (E) the failure by the Corporation to continue in effect any bonus to which you were entitled, or any compensation plan in which you participated immediately prior to the change in control of the Corporation that is material to your total compensation, including but not limited to the Corporation's (i) Executive Annual Incentive Plan or other annual incentive compensation plan ("AIP"); (ii) Performance Equity Plan or other long-term incentive compensation plan ("PEP");
         (iii) stock option plans; (iv) retirement and savings plans; and (v) Supplemental Executive Retirement Plan ("SERP"); or any substitute plan or plans adopted prior to the change in control of the Corporation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to the plan and the equitable arrangement provides substantially equivalent benefits not materially less favorable to you (both in terms of the amount of benefits provided and the level of your participation relative to other participants), or the failure by the Corporation to continue your participation therein (or in such substitute or alternative plan) on a basis not materially less favorable (both in terms of the amount of benefits provided and the level of your participation relative to other participants) than those you enjoyed immediately prior to the change in control of the Corporation;

                    (F) the failure by the Corporation to continue to provide to you benefits substantially similar to those enjoyed by you under any of the Corporation's life insurance, medical, dental, health and accident, or disability plans in which you were participating at the time of the change in control of the Corporation, the failure to continue to provide to you an automobile or allowance in lieu thereof, if an automobile or allowance in lieu thereof was provided to you at the time of the change in control of the Corporation, the taking of any action by the Corporation that would directly or indirectly materially reduce any of these benefits or deprive you of any material fringe benefit enjoyed by you at the time of the change in control of the Corporation, or the failure by the Corporation to provide to you the number of paid vacation days to which you are entitled on the basis of years of service with the Corporation in accordance with the Corporation's normal vacation policy in effect at the time of the change in control of the Corporation;

                    (G) the failure of the Corporation to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 6 hereof; or

                    (H) any purported termination of your employment that is not
         effected   pursuant  to  a  Notice  of   Termination   satisfying   the
         requirements  of  Subsection  3(iv) hereof  (and,  if  applicable,  the requirements of Subsection 3(ii) hereof); for purposes of this Agreement, no such purported termination shall be effective.

Your rights to terminate your employment pursuant to this Subsection shall not be affected by your incapacity due to physical or mental illness. Your continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

               (iv) Notice of Termination. Any purported termination of your employment by the Corporation or by you shall be communicated by written Notice of Termination to the other party in accordance with Section 7 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that indicates the specific termination provision in this Agreement relied upon and that sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

               (v) Date of Termination,  Etc. "Date of  Termination"  shall mean
(A) if your employment is terminated for Disability, 30 days after Notice of Termination is given (provided that you shall not have returned to the full-time performance of your duties during the 30-day period), and (B) if your employment is terminated pursuant to Subsections 3(ii) or 3(iii) hereof or for any other reason (other than Disability), the date specified in the Notice of Termination (which, in the case of a termination pursuant to Subsection 3(ii) hereof shall not be less than 30 days, and in the case of a termination pursuant to Subsection 3(iii) hereof shall not be less than 15 nor more than 60 days, respectively, from the date that the Notice of Termination is given); provided that if within 15 days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this proviso), the party receiving the Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal has expired and no appeal has been perfected); provided further that the Date of Termination shall be extended by a notice of dispute only if the notice is given in good faith and the party giving the notice pursues the resolution of the dispute with reasonable diligence. Notwithstanding the pendency of the dispute, the Corporation will continue to pay you your full compensation in effect when the Notice of Termination giving rise to the dispute was given (including, but not limited to, base salary) and continue you as a participant in all compensation, benefit and insurance plans in which you were participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Subsection. Amounts paid under this Subsection are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

         4. Compensation Upon Termination or During Disability. Following a change in control of the Corporation, as defined by Section 2 hereof, upon termination of your employment or during a period of Disability you shall be entitled to the following benefits:

               (i) During any period that you fail to perform your full-time duties with the Corporation as a result of incapacity due to physical or mental illness, you shall continue to receive your base salary at the rate in effect at the commencement of the period, together with all amounts payable to you under any compensation plan of the Corporation during the period, until this Agreement is terminated pursuant to Subsection 3(i) hereof. Thereafter, or in the event your employment shall be terminated by you other than for Good Reason or by reason of your death, your benefits shall be determined under the Corporation's retirement, insurance and other compensation programs then in effect in accordance with the terms of those programs.

               (ii) If your employment shall be terminated by the Corporation for Cause, Disability or death, or by you other than for Good Reason, the Corporation shall pay you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any retirement, insurance and other compensation programs of the Corporation at the time the payments are due, and the Corporation shall have no further obligations to you under this Agreement.

               (iii) If your employment by the  Corporation  shall be terminated
(a) by the Corporation other than for Cause, Disability or death or (b) by you for Good Reason, then you shall be entitled to the benefits provided below:

                    (A) The Corporation shall pay you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation plan of the Corporation, at the time those payments are due, except as otherwise provided below.

                    (B) In lieu of any further salary payments to you for periods subsequent to the Date of Termination, the Corporation shall pay as severance pay to you a lump sum severance payment (together with the payment provided in paragraph (C) of this Subsection 4(iii), the "Severance Payments") equal to three times the sum of (a) your annual base salary in effect immediately prior to the occurrence of the circumstance giving rise to the Notice of Termination, and (b) your Maximum Participant Award under the AIP for the year in which the Date of Termination occurs. "Maximum Participant Award" means the maximum award that could be payable to you under the terms of the AIP, assuming that you remained a participant until the end of the year and all performance goals for that year that would entitle you to a maximum payment were met or exceeded.

                    (C) In lieu of shares of common stock of the Corporation (the "Shares") issuable upon exercise of outstanding options, if any, granted to you under the Corporation's stock option plans ("Options") and that are not cancelled or cancelable as a result of the Change in Control by your exercise of the associated Limited Stock Appreciation Rights, which Options (and any stock appreciation rights) shall be cancelled upon the making of the payment referred to below, you shall receive an amount in cash equal to the product of (i) the excess of the higher of the closing price of the Shares as reported on the New York Stock Exchange ("NYSE") on or nearest to the Date of Termination (or, if not listed on the NYSE, on a nationally recognized exchange or quotation system on which trading volume in the Shares is highest), and the highest per share price for the Shares actually paid in connection with any change in control of the Corporation, over the per share exercise price of each Option held by you (whether or not then fully exercisable) plus the amount, if any, of any applicable stock appreciation rights, times (ii) the number of the Shares covered by each such Option.

                    (D) The Corporation shall also pay to you all legal fees and expenses incurred by you as a result of the termination (including all legal fees and expenses, if any, incurred in contesting or disputing the termination or in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Internal Revenue Code (the "Code") to any payment or benefit provided hereunder).

                    (E) The payments provided for in paragraphs (B) and (C) above, shall be made not later than the fifth day following the Date of Termination, provided, however, that if the amounts of the payments cannot be finally determined on or before that day, the Corporation shall pay to you on that day an estimate, as determined in good faith by the Corporation, of the minimum amount of the payments and shall pay the remainder of the payments (together with interest at a rate equal to 120% of the rate provided in Section 1274(d) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination. If the amount of the estimated payments exceeds the amount subsequently determined to have been due, the excess shall constitute a loan by the Corporation to you payable on the fifth day after demand by the Corporation (together with interest at a rate equal to 120% of the rate provided in Section 1274(d) of the Code). The payments provided for in paragraph (E) above shall be made from time to time, in each instance not later than the fifth day following a written request for payment by you.

               (iv) If your employment shall be terminated (A) by the Corporation other than for Cause, Disability or death or (B) by you for Good Reason, then for a 36-month period after such termination, the Corporation shall arrange to provide to you life, disability, accident, medical, dental and health insurance benefits substantially similar to those that you are receiving immediately prior to the Notice of Termination. Benefits otherwise receivable by you pursuant to this Subsection 4(iv) shall be reduced to the extent comparable benefits are actually received by you from another employer during the 36-month period following your termination, and any such benefits actually received by you shall be reported to the Corporation.

               (v) You shall not be required to mitigate the amount of any payment provided for in Section 4 or 5 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in Section 4 or 5 be reduced by any compensation earned by you as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by you to the Corporation, or otherwise except as specifically provided in
Section 4 or 5.

               (vi) In addition to all other  amounts  payable to you under this
Section 4, you shall be entitled to receive all benefits payable to you under The Black & Decker Executive Salary Continuance Plan, the SERP, The Black & Decker Supplemental Retirement Savings Plan, the Corporation's stock option plans, the PEP or any other plan or agreement sponsored by the Corporation or any of its subsidiaries relating to retirement or other benefits.

         5. Gross-Up Payment.

               (i) Upon the occurrence of a change in control, your Date of Termination or any other event (a "Trigger Event") that unconditionally entitles you to receive the payments provided under paragraphs 4(iii)(B) and (C) above (the "Contract Payments") or any other portion of the Total Payments (as defined below) that will be subject to the tax imposed by Section 4999 of the Code (the "Excise Tax"), the Corporation shall pay to you at the time specified in Subsection 5(ii) below, an additional amount (the "Gross-Up Payment") such that the net amount retained by you, after deduction of any Excise Tax on the Contract Payments and such other Total Payments and any federal and state and local income tax and Excise Tax upon the payment provided for by this Section 5, shall be equal to the Contract Payments and such other Total Payments. For purposes of determining whether any of the payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by you in connection with a change in control of the Corporation or your termination of employment (whether payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Corporation, its successors, any person whose actions result in a change in control of the Corporation or any corporation affiliated (or which, as a result of the completion of a transaction causing a change in control of the Corporation, will become affiliated) with the Corporation within the meaning of
Section 1504 of the Code) (together with the Contract Payments, the "Total Payments") shall be treated as "parachute payments" within the meaning of
Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Corporation and acceptable to you the Total Payments (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of
Section 280G(b)(4)(B) of the Code either to the extent such reasonable compensation is in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or to the extent the Total Payments are otherwise not subject to the Excise Tax, (ii) the amount of the Total Payments that shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Total Payments or (B) the amount of excess parachute payments within the meaning of Section 280G(b)(1) (after applying clause (i), above), and (iii) the value of any non-cash benefits or any deferred payment or benefit shall be as determined by the Corporation's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, you shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of your residence on the date of the respective Trigger Event, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of the Trigger Event, you shall repay to the Corporation at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the Gross-Up Payment being repaid by you if such repayment results in a reduction in Excise Tax and/or a federal and state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(d) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the respective Trigger Event (including by reason of any payment resulting from a subsequent Trigger Event or the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Corporation shall make an additional Gross-Up Payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

               (ii) The payments provided for in Subsection 5(i) above, shall be made not later than the fifth day following the respective Trigger Event, provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Corporation shall pay to you on such day an estimate, as determined in good faith by the Corporation, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at a rate equal to 120% of the rate provided in Section 1274(d) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Trigger Event. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Corporation to you payable on the fifth day after demand by the Corporation (together with interest at a rate equal to 120% of the rate provided in Section 1274(d) of the Code).

         6. Successors; Binding Agreement.

               (i) The Corporation will require any successor to all or substantially all of the business or assets of the Corporation (whether direct or indirect, by purchase, merger, share exchange, consolidation or otherwise) to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if the succession had not taken place. Failure of the Corporation to obtain the assumption and agreement prior to the effectiveness of the succession shall be a breach of this Agreement and shall entitle you to compensation from the Corporation in the same amount and on the same terms as you would be entitled to hereunder if you terminate your employment for Good Reason following a change in control of the Corporation, except that for purposes of implementing the foregoing, the date on which the succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Corporation" shall mean the Corporation as hereinbefore defined and any successor to its business or assets as described above that assumes and agrees to perform this Agreement by operation of law or otherwise.

               (ii) This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, heirs, distributees, and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your legatee or other designee or, if there is no such designee, to your estate.

               (iii) If you are employed by a subsidiary of the Corporation, wherever in this Agreement reference is made to the "Corporation," unless the context otherwise requires, the reference shall also include the subsidiary. The Corporation shall cause the subsidiary to carry out the terms of this Agreement insofar as they relate to the employment relationship between you and the subsidiary, and the Corporation shall indemnify you and save you harmless from and against all liability and damage that you may suffer as a consequence of the subsidiary's failure to perform and carry out such terms. Wherever reference is made to any benefit program of the Corporation, the reference shall include, where appropriate, the corresponding benefit program of the subsidiary if you were a participant in the benefit program on the date a change in control of the Corporation has occurred.

         7. Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to you, at your then current residence address, or if to the Corporation, at its principal office, attention of the Board of Directors, and with a copy to the Secretary of the Corporation, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of a change of address shall be effective only upon receipt.

         8. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless the waiver, modification or discharge is agreed to in writing and signed by you and an officer of the Corporation specifically designated by the Board. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement constitutes the entire agreement between the parties hereto in respect of the matters set forth herein, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are superseded and cancelled by this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Maryland, without regard to its principles of conflicts of laws. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Corporation under Sections 4 and 5 hereof shall survive the expiration of the term of this Agreement.

         9. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         10.   Counterparts.   This   Agreement   may  be  executed  in  several
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         11. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in the State of Maryland, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that you shall be entitled to seek specific performance of your right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

         If you agree to the terms of this letter, please sign and return to the Corporation the enclosed copy which will then constitute our agreement on this subject.

                                         Sincerely,

                                         THE BLACK & DECKER CORPORATION



                                         By  /s/ NOLAN D. ARCHIBALD
                                             --------------------------------
                                                 Nolan D. Archibald, Chairman



Agreed to as of the 12th day of December, 2002



/s/ MICHAEL D. MANGAN
---------------------
    Michael D. Mangan